SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of Earliest Event Reported): September 28, 2005



                        PARADIGM MEDICAL INDUSTRIES, INC.
                        ---------------------------------
             (Exact name of registrant as specified in this Charter)



         Delaware                      0-28498                   87-0459536
         --------                      -------                   ----------
     (State or other            (Commission File Number)      (IRS Employer
      jurisdiction of                                       Identification No.)
       incorporation)




       2355 South 1070 West, Salt Lake City, Utah                 84119
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         (Address of principal executive offices)               (Zip Code)



       Registrant's Telephone Number, Including Area Code: (801) 977-8970
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                                 Does Not Apply
                                 --------------
          (Former name or former address, if changed since last report)



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ITEM 8.01     Other Events.

Completion of Settlement of Federal and State Class Action Lawsuits

         On August 26, 2005, the federal court entered an order and final judgment granting final approval of the settlement agreement reached on February 22, 2005 in the federal court class action lawsuit and dismissing the complaint filed in the lawsuit with prejudice as against Paradigm Medical Industries, Inc. (the "Company") and its former executive officers, Thomas F. Motter, Mark R.
Miehle and John W. Hemmer. In addition, the court permanently enjoined class members in the lawsuit and their successors and assigns from instituting any other actions against the Company and its former executive officers that had been or could have been asserted by the class members against the Company and its former executive officers in the federal court class action lawsuit.

         Following the entry of the order and final judgment in the federal court class action lawsuit, there has been a 30 days period to appeal the order and final judgment. The 30 day period has now lapsed and no appeal was made of the order and final judgment. Consequently, the order and final judgment entered by the federal court is non-appealable.

         Under the terms of settlement of the federal court class action lawsuit, U.S. Fire Insurance Company, which issued a Directors and Officers Liability and Company Reimbursement Policy to the Company for the period from July 10, 2002 to July 10, 2003, agreed to pay the sum of $1,507,500 in cash to the class members that purchased securities of the Company during the period between April 17, 2002 and November 4, 2002.

         On August 23, 2005, the state court entered a final judgment and order of dismissal with prejudice, granting final approval of the terms of settlement reached on February 23, 2005 in the state court class action lawsuit, dismissing the state class action lawsuit and all claims contained therein against the Company and its former executive officers, and enjoining the class members in the lawsuit from prosecuting the settled claims against the Company and its former executive officers.

         Following the entry of the final judgment and order of dismissal with prejudice in the state court class action lawsuit, there has been a 30 day period to appeal the final judgment and order. The 30 day period has now lapsed and no appeal was made of the final judgment and order. Consequently, the final judgment and order entered by the state court is now non- appealable.

         Under the terms of settlement of the state court class action lawsuit, U.S. Fire agreed to pay the sum of $625,000 in cash to the class members that purchased shares of Series E Convertible preferred stock on or about July 11, 2001.

         The federal court class action lawsuit was initially filed on May 14, 2003 by Richard Meyer, individually and on behalf of all others similarly situated, in the United States District Court for the District of Utah. The lawsuit was consolidated into a single action on June 28, 2004 with two other class action lawsuits -- the class action lawsuit filed by Michael Marone on June 2, 2003 and the class action lawsuit filed by Lidia Milian on July 11, 2003 against Paradigm Medical and its former executive officers in the same court. The consolidated action is captioned: In re: Paradigm Medical Industries Securities Litigation, with lead plaintiffs Rock Solid Investments of Miami, Inc., Brito & Brito Accounting, Inc. and Joseph Savanjo.

         The state court class action lawsuit was initially filed on October 14, 2003 by Albert Kinzinger, Jr., individually and on behalf of all others similarly situated, against Paradigm Medical and its former executive officers in the Third District Court for Salt Lake County, State of Utah.

         On February 22, 2005, the Company executed written settlement agreements to settle the federal and state court class action lawsuits. As a condition to the settlement agreements, the courts in such lawsuits must have entered orders granting final approval of the settlements reached in those respective actions, and such orders must have become final and non-appealable.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PARADIGM MEDICAL INDUSTRIES, INC.
                                           (Registrant)



Date: September 28, 2005.                  By: /s/ John Y. Yoon
                                           -------------------------------------
                                           John Y. Yoon
                                           President and Chief Executive Officer



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